                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     October 27, 2004
                                                 -------------------------------

                               KNBT Bancorp, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Pennsylvania                        000-50426                         38-3681905
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                     (IRS Employer
of incorporation)                  File Number)              Identification No.)


90 Highland Avenue, Bethlehem, Pennsylvania                                18017
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code     (610) 861-5000
                                                    ----------------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.14d-2(b))
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02       RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On October 27, 2004, KNBT Bancorp, Inc. (the "Company") reported its results of operations for the quarter ended September 30, 2004.

     For additional information, reference is made to the Company's press release dated October 27, 2004, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto. The press release attached hereto is being furnished to the SEC and shall not be deemed to be "filed" for any purpose except as otherwise provided herein.


ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

                (a)     Not applicable.
                (b)     Not applicable.
                (c)     Exhibits

                The following exhibit is filed herewith.


                Exhibit Number          Description
                ---------------------   ----------------------------------------
                  99.1                  Press release dated October 27, 2004

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            KNBT BANCORP, INC.



Date:  October 28, 2004             By:     /s/ Eugene T. Sobol
                                            ------------------------------------
                                            Eugene T. Sobol
                                            Senior Executive Vice President,
                                            Chief Financial Officer and
                                            Chief Operating Officer

                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------

99.1                       Press Release dated October 27, 2004

[LOGO] KNBT
       Bancorp, Inc.


NEWS RELEASE                     RELEASE DATE: OCTOBER 27, 2004 AT 7:00 A.M. EST


               KNBT BANCORP, INC. ANNOUNCES THIRD QUARTER RESULTS,
                      DECLARATION OF QUARTERLY DIVIDEND AND
                            STOCK REPURCHASE PROGRAM

                            ------------------------


Lehigh Valley, PA (October 27, 2004) -- KNBT Bancorp, Inc. (NASDAQ/NMS: KNBT), the holding company for Keystone Nazareth Bank & Trust Company (the "Bank"), today announced net income of $4.4 million, or $0.15 per diluted share, for the quarter ended September 30, 2004, a 153% increase from net income of $1.8 million for the third quarter of 2003. KNBT also announced earnings for nine months ended September 30, 2004 of $12.9 million, a 76% increase over the $7.3 million earned during the same period in 2003. At September 30, 2004, KNBT's total assets were $2.3 billion, total deposits were $1.3 billion and shareholders' equity was $385.7 million. The significant increases in earnings during the three and nine month periods ended September 30, 2004 reflect, in large part, the completion of the merger with First Colonial Group, Inc. ("First Colonial") and investment of the net proceeds from the stock conversion, both which were completed in the fourth quarter of 2003.

KNBT also announced that its Board of Directors declared a dividend of $0.05 per share payable on December 1, 2004 to shareholders of record on November 15, 2004.

The Board of Directors also authorized the repurchase of up to 3,062,486 shares, or approximately 10 percent of KNBT's outstanding common stock.

Repurchases are authorized to be made by KNBT from time to time in open-market or privately negotiated transactions during the next 12 months or longer if necessary as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and will be available for general corporate purposes, including stock options and other stock benefit plans of KNBT.

Scott V. Fainor, President and Chief Executive Officer of KNBT, stated, "We are pleased to report continued solid financial performance, which is backed by our commitment to deliver world-class community banking and customer service excellence. As we move further beyond the success of our systems integration, we continue to make progress in improving our operational efficiency while concurrently growing new and expanding existing customer relationships. The initiation of our first stock repurchase program since converting to a public company reflects management's continuing effort to maximize the use of assets to enhance shareholder value."

Net Interest Income and Net Interest Margin
-------------------------------------------

Net interest income increased by $7.5 million to $16.0 million for the third quarter of 2004 compared to the third quarter of 2003. This increase was primarily the result of deploying the net proceeds from the Company's initial public offering as well as the integration of First Colonial's operations after the merger. KNBT's average interest-earning assets increased by $957 million to $2.0 billion for the quarter ending September 30, 2004 versus the same period for 2003. The net interest margin on a tax-equivalent basis for the quarter ended September 30, 2004 was 3.34% compared to 3.41% for the same period 2003.

The foregoing is a non-GAAP presentation. Management believes that presentation of its net interest margin on a tax-equivalent basis provides information that is useful for a proper understanding of the operating results of KNBT's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. The adjustment for tax-free income, the net interest margin would be 3.22% and 3.28% for the three months ended September 30, 2004 and 2003, respectively.

KNBT's $16.0 million of net interest income for the quarter ended September 30, 2004 represents a $118 thousand or 1% increase compared to the quarter ended June 30, 2004.

Provision for Loan Losses and Related Allowance for Loan Losses
---------------------------------------------------------------

The provision for loan losses was $742 thousand for the quarter ended September 30, 2004 compared to $468 thousand for the same period 2003 and $971 thousand for the three months ended June 30, 2004. KNBT's provision in the third quarter reflected the inherent risk in the loan portfolio as it grows and the mix changes. At September 30, 2004, KNBT's total non-performing assets amounted to $4.5 million and its ratio of non-performing assets to total assets was .19%. At September 30, 2004, KNBT's allowance for loan losses amounted to 222.38% of its non-performing loans and .99% of its total loans.

Non-Interest Income and Non-interest Expense
--------------------------------------------

Non-interest income was $3.8 million for the quarter ended September 30, 2004, an increase of $1.8 million over the amount earned in the comparable period in 2003. The primary contributors to the increase were $330 thousand in income from the trust department acquired from First Colonial, a $325 thousand increase in the cash surrender value of bank owned life insurance ("BOLI"), and a $338 thousand increase in security gains. Non-interest income increased $402 thousand for the quarter ended September 30, 2004 compared to the quarter ended June 30, 2004, primarily due to a $318 thousand increase in security gains.

Non-interest expense was $13.5 million for the quarter ended September 30, 2004, an increase of $5.6 million over the same period in 2003. The increase reflects KNBT's larger combined operations due to the acquisition of First Colonial, which added 245 employees, thereby accounting for a major portion of the $3.1 million increase in salaries and employee benefit costs. The acquisition brought with it 20 offices. Also, KNBT purchased a 47,000 square foot operations center. This doubling of the facilities in addition to the required renovations that were completed during the third quarter accounts, in large part, for the $1.3 million increase in occupancy and equipment expense. Also included in the third quarter of 2004 was $547 thousand reflecting the amortization of the identifiable intangibles arising from the acquisition of First Colonial.

Balance Sheet Overview
----------------------

KNBT's total assets were $2.3 billion at September 30, 2004, an increase of $350.6 million from $1.9 billion at December 31, 2003. The increase was due primarily to increases of $330.5 million in investment securities and $114.6 million in the net loan portfolio, which were offset in part by a decrease in cash and cash equivalents of $100.1 million. Total deposits remained at $1.3 billion at September 30, 2004, while advances from the Federal Home Loan Bank ("FHLB") increased by $361.0 million to $568.0 million. The proceeds of the FHLB advances funded the purchases of investment securities. KNBT's total shareholders' equity decreased by $3.0 million primarily due to the purchase of 808,046 shares of KNBT common stock to fund the previously announced and shareholder approved Management Recognition and Retention Plan.

Other News
----------

On September 28, 2004, KNBT announced the proposed purchase of Oakwood Financial Corp., a full-service brokerage firm based in Allentown, PA serving clients throughout the greater Lehigh Valley region. Upon completion of the transaction, Oakwood will operate as KNBT Securities, a wholly owned subsidiary of the Bank. The acquisition is subject to customary conditions, including receipt of all required regulatory approvals and is expected to close in November.



ABOUT KNBT BANCORP, INC.
KNBT Bancorp, Inc. is the parent bank holding company for Keystone Nazareth Bank & Trust Company. Keystone Nazareth Bank & Trust Company is a Pennsylvania chartered savings bank headquartered in Bethlehem, Pennsylvania with 41 branch offices in Lehigh, Northampton, Carbon and Monroe Counties, Pennsylvania.

WEBSITE:  www.knbt.com
          ------------

CONTACTS:

SCOTT V. FAINOR, President and Chief Executive Officer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610-861-5000

EUGENE SOBOL, Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610-861-5000



"Safe Harbor" Statement Under Private Securities Litigation Reform Act of 1995. The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to KNBT's management's intentions, plans, beliefs, expectations or opinions. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, including the acquisition of Oakwood, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of KNBT and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive factors which could affect net interest income and non-interest income as well as general economic conditions which could affect the volume of loan originations, deposit flows and real estate values; (2) the levels of non-interest income and expense and the amount of loan losses as well as other factors discussed in the documents filed by KNBT with the Securities and Exchange Commission from time to time; and (3) regulatory approvals are not obtained to acquire Oakwood. Copies of these documents may be obtained from KNBT Bancorp upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov.
              ------------------


                                                            ###
                                                     KNBT Bancorp, Inc.
                                             Consolidated Statements of Income
                                                        (unaudited)


                                                                      For the Three Months Ended
                                              ----------------------------------------------------------------------------

                                               Sept. 30,       June 30,        March 31,        Dec. 31,         Sept. 30,
                                                 2004            2004            2004             2003             2003
                                              ----------      ----------      ----------       ----------       ----------
                                                                        (Dollars in Thousands)
Interest income                                $ 24,772        $ 23,195        $ 22,351         $ 18,153         $ 13,177

Interest expense                                  8,777           7,318           6,875            6,110            4,657
                                              ----------      ----------      ----------       ----------       ----------

Net interest income                              15,995          15,877          15,476           12,043            8,520

Provision for loan losses                           742             971           1,500            2,095              468
                                              ----------      ----------      ----------       ----------       ----------

Net interest income after
  provision for loan losses                      15,253          14,906          13,976            9,948            8,052

Non-interest income:
  Deposit service charges                         1,040           1,009           1,311            1,296              947
  Securities gains (losses), net                    338              20              (8)            (251)             -
  Trust and investment services income              504             489             513              372              174
  Bank-owned life insurance                         669             655             667              474              344
  Other                                           1,289           1,265           1,484              557              569
                                              ----------      ----------      ----------       ----------       ----------

Total non-interest income                         3,840           3,438           3,967            2,448            2,034

Non-interest expenses:
  Salaries, wages and employee benefits           7,473           7,309           7,245            6,842            4,333
  Net occupancy and equipment expense             2,318           1,962           1,825            1,571            1,046
  Other                                           3,705           3,746           3,435           24,800            2,473
                                              ----------      ----------      ----------       ----------       ----------

Total non-interest expense                       13,496          13,017          12,505           33,213            7,852
                                              ----------      ----------      ----------       ----------       ----------

Income (loss) before income taxes                 5,597           5,327           5,438          (20,817)           2,234

Income tax expense (benefit)                      1,150           1,019           1,323           (7,730)             478
                                              ----------      ----------      ----------       ----------       ----------

Net income (loss)                              $  4,447        $  4,308        $  4,115         $(13,087)        $  1,756
                                              ==========      ==========      ==========       ==========       ==========


PER COMMON SHARE DATA
--------------------------------------------------------------------------------------------------------------------------
Weighted Average Common Shares- Diluted       29,285,250      29,655,263      30,011,264       29,018,410              N/A
Weighted Average Common Shares- Basic         28,875,080      29,232,941      29,555,238       28,502,462              N/A
Net Income Per Share- Diluted                 $     0.15      $     0.15      $     0.14              N/M              N/A
Net Income Per Share- Basic                   $     0.15      $     0.15      $     0.14              N/M              N/A
Book Value                                    $    13.35      $    13.04      $    13.44       $    13.20              N/A


                                                       KNBT Bancorp, Inc.
                                                         Asset Quality
                                                          (unaudited)


                                                                               At Period End or
                                                                          For the Three Months Ended
                                                                            (Dollars In Thousands)
                                                 ------------------------------------------------------------------------------

                                                  Sept. 30,        June 30,         March 31,        Dec. 31,        Sept. 30,
                                                    2004             2004             2004             2003             2003
                                                 ----------       ----------       ----------       ----------       ----------
Non-accruing loans                                 $ 3,801          $ 4,020          $ 2,747          $ 1,720          $ 1,657
Accruing loans 90 days
  or more past due                                     653              654                7              405               64
                                                 ----------       ----------       ----------       ----------       ----------
    Total non-performing loans                       4,454            4,674            2,754            2,125            1,721

Other real estate owned                                 32              201              153              173               56
                                                 ----------       ----------       ----------       ----------       ----------
   Total non-performing assets                     $ 4,486          $ 4,875          $ 2,907          $ 2,298          $ 1,777
                                                 ==========       ==========       ==========       ==========       ==========

Total non-performing loans
  as a percentage of loans, net                       0.45%            0.48%            0.30%            0.24%            0.30%
Total non-performing loans
  as a percentage of total assets                     0.19%            0.21%            0.13%            0.11%            0.13%
Total non-performing assets
  as a percentage of total assets                     0.20%            0.22%            0.14%            0.12%            0.13%



Allowance for loan losses,
  beginning of period                              $ 9,519          $ 9,000          $ 7,910          $ 2,941          $ 2,814
Acquired from merger with First Colonial                 -                -                -            3,548                -
Provision for loan losses                              742              971            1,500            2,095              468

Total charge offs                                     (395)            (567)            (491)            (717)            (362)
Recoveries on loans previously
  charged-off                                           39              115               81               43               21
                                                 ----------       ----------       ----------       ----------       ----------
Net loans charged off                                 (356)            (452)            (410)            (674)            (341)
                                                 ----------       ----------       ----------       ----------       ----------

Allowance for loan losses, at
  period end                                       $ 9,905          $ 9,519          $ 9,000          $ 7,910          $ 2,941
                                                 ==========       ==========       ==========       ==========       ==========

Allowance for loan losses at period end to:
  Average loans                                       1.01%            1.01%            0.99%            0.99%            0.51%
  Loans at period end                                 0.99%            0.98%            0.97%            0.88%            0.50%
  Non-performing loans                              222.38%          204.66%          326.80%          372.24%          170.89%


                                                    KNBT Bancorp, Inc.
                                                        (unaudited)


                                       ----------------------------------------------------------------------------------
                                        Sept. 30,         June 30,          March 31,         Dec. 31,         Sept. 30,
BALANCES (PERIOD END)                     2004              2004              2004              2003              2003
                                       ----------        ----------        ----------        ----------        ----------
                                                                      (Dollars in Thousands)

Assets                                 $2,292,382        $2,184,688        $2,057,085        $1,941,973        $1,369,198
-------------------------------------------------------------------------------------------------------------------------
Earning Assets                          2,087,615         1,960,698         1,845,189         1,717,895         1,294,952
Investment Securities                   1,076,178           973,984           882,684           745,630           346,869
Loans                                     996,814           966,551           913,518           882,166           572,847
Loans held for sale                         1,980             1,532             3,745             4,677            10,617
Other Earning Assets                       12,643            18,631            45,242            85,422           364,619
-------------------------------------------------------------------------------------------------------------------------
Total Deposits                          1,286,824         1,310,982         1,294,215         1,289,410           819,347
Non-Interest bearing deposits             116,590           124,456           112,856           117,270            47,463
Interest-bearing checking                 168,348           171,506           169,184           163,749            92,548
Money market                              239,815           260,329           245,826           239,521           173,038
Savings                                   214,315           222,754           223,370           221,176           134,380
Certificates of deposit                   446,292           429,224           439,089           441,909           291,531
IRA & Koegh                               101,464           102,713           103,890           105,785            80,387
-------------------------------------------------------------------------------------------------------------------------
Other Borrowings                           20,501            31,076            28,393            24,550            11,034
Federal Home Loan Bank Advances           568,113           433,428           308,540           207,153           106,000
Shareholders' Equity                      385,743           376,222           397,866           389,080           118,053


                                                                   For the Three Months Ended
                                       ----------------------------------------------------------------------------------
                                        Sept. 30,         June 30,          March 31,         Dec. 31,         Sept. 30,
BALANCES (DAILY AVERAGE)                  2004              2004              2004              2003              2003
                                       ----------        ----------        ----------        ----------        ----------
                                                                      (Dollars in Thousands)

Assets                                 $2,206,304        $2,070,220        $1,979,186        $1,861,571        $1,098,171
-------------------------------------------------------------------------------------------------------------------------
Earning Assets                          1,989,102         1,852,924         1,755,180         1,574,257         1,032,431
Investment Securities                     996,775           878,553           815,507           541,511           370,758
Loans                                     982,126           938,987           903,253           792,262           567,234
Loans held for sale                           929             3,735                30             4,609             5,308
Other Earning Assets                        9,272            31,649            36,390           235,875            89,131
-------------------------------------------------------------------------------------------------------------------------
Total Deposits                          1,299,164         1,302,837         1,292,969         1,122,022           812,606
Non Interest Bearing Accounts             119,156           117,570           115,925            92,821            45,920
Interest-bearing checking                 174,871           171,152           178,104           138,560            93,482
Money market                              250,345           254,073           238,371           207,515           168,822
Savings                                   220,901           226,276           224,034           192,506           130,135
Certificates of deposit                   432,307           431,062           433,512           392,120           295,110
IRA & Koegh                               101,584           102,704           103,023            98,500            79,137
-------------------------------------------------------------------------------------------------------------------------

Other Borrowings                           24,739            24,127            23,296            20,414            10,583
Federal Home Loan Bank                    472,495           328,562           248,470           132,132           106,345
Shareholders' Equity                      380,437           386,266           393,393           295,300           115,803


                                                                   For the Three Months Ended
                                       ----------------------------------------------------------------------------------
                                        Sept. 30,         June 30,          March 31,         Dec. 31,         Sept. 30,
RATIOS                                    2004              2004              2004              2003              2003
                                       ----------        ----------        ----------        ----------        ----------
Return on Average Equity                    4.68%             4.49%             4.18%           (17.73%)            6.07%
Return on Average Assets                    0.81%             0.84%             0.83%            (2.81%)            0.64%
Net Interest Margin                         3.34%             3.56%             3.68%             3.20%             3.41%
Efficiency Ratio                           64.97%            64.28%            61.18%           229.20%            74.40%
Shareholders' Equity to Total Assets       16.84%            17.22%            19.34%            20.05%             8.62%
Tangible Equity to Total Assets            14.89%            15.17%            17.16%            17.74%             8.54%


                                            KNBT Bancorp, Inc.
                                               (unaudited)


                                               Three Months Ended                 Nine Months Ended
                                                  September 30,                     September 30,
                                           -------------------------           -------------------------
                                                                  (In Thousands)
                                              2004           2003                 2004           2003
                                           ----------     ----------           ----------     ----------
Interest Income                              $24,772        $13,177              $70,318        $40,861

Interest Expense                               8,777          4,657               22,970         14,951
                                           ----------     ----------           ----------     ----------

Net Interest Income                           15,995          8,520               47,348         25,910

Provision for Loan Losses                        742            468                3,213            856
                                           ----------     ----------           ----------     ----------

Net Interest Income After
   Provision for Loan Losses                  15,253          8,052               44,135         25,054

Deposit Service Charges                        1,040            947                3,360          2,701
Investment Security Gains, Net                   338            -                    350              2
Trust and Investment Services Income             504            174                1,506            372
Bank-Owned Life Insurance                        669            344                1,991          1,041
Other Income                                   1,289            569                4,038          2,534
                                           ----------     ----------           ----------     ----------

Total Non-interest Income                      3,840          2,034               11,245          6,650

Salaries, Wages and Employee Benefits          7,473          4,333               22,027         11,791
Net occupancy and equipment expense            2,318          1,046                6,105          3,058
Other Expenses                                 3,705          2,473               10,886          7,057
                                           ----------     ----------           ----------     ----------

Total Non-interest Expense                    13,496          7,852               39,018         21,906
                                           ----------     ----------           ----------     ----------

Net Income Before Income Taxes                 5,597          2,234               16,362          9,798

Income Tax Expense                             1,150            478                3,492          2,467
                                           ----------     ----------           ----------     ----------

Net Income                                   $ 4,447        $ 1,756              $12,870        $ 7,331
                                           ==========     ==========           ==========     ==========